Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2017

(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT

FIRST QUARTER 2017

(UNAUDITED)

Business Segment Results:

Descriptions	10
Period End Employees	10
Income and Revenue	11
Retail Banking	12-13
Corporate & Institutional Banking	14
Asset Management Group	15

Glossary of Terms	16-18

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on April 13, 2017. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS

PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, corporate and institutional banking and asset management, providing many of its products and services nationally, as well as other products and services in PNC’s primary geographic markets located in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. PNC also provides certain products and services internationally.

The PNC Financial Services Group, Inc.

Cross-Reference Index to First Quarter 2017 Financial Supplement (Unaudited)

Financial Supplement Table Reference

Table	Description	Page
1	Consolidated Income Statement	1
2	Consolidated Balance Sheet	2
3	Average Consolidated Balance Sheet	3
4	Details of Net Interest Margin	4
5	Per Share Related Information	5
6	Details of Loans	5
7	Change in Allowance for Loan and Lease Losses	6
8	Nonperforming Assets By Type	7
9	Change in Nonperforming Assets	8
10	Largest Individual Nonperforming Assets at March 31, 2017	8
11	Accruing Loans Past Due 30 To 59 Days	9
12	Accruing Loans Past Due 60 To 89 Days	9
13	Accruing Loans Past Due 90 Days or More	9
14	Period End Employees	10
15	Summary of Business Segment Income and Revenue	11
16	Retail Banking	12-13
17	Corporate & Institutional Banking	14
18	Asset Management Group	15

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended
In millions, except per share data	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Interest Income
Loans	$1,904	$1,886	$1,856	$1,829	$1,843
Investment securities	493	457	451	456	462
Other	123	110	101	99	102

Total interest income	2,520	2,453	2,408	2,384	2,407

Interest Expense
Deposits	120	114	107	104	105
Borrowed funds	240	209	206	212	204

Total interest expense	360	323	313	316	309

Net interest income	2,160	2,130	2,095	2,068	2,098

Noninterest Income
Asset management	403	399	404	377	341
Consumer services	332	349	348	354	337
Corporate services	393	387	389	403	325
Residential mortgage	113	142	160	165	100
Service charges on deposits	161	172	174	163	158
Other (a)	322	295	259	264	306

Total noninterest income	1,724	1,744	1,734	1,726	1,567

Total revenue	3,884	3,874	3,829	3,794	3,665
Provision For Credit Losses	88	67	87	127	152
Noninterest Expense
Personnel	1,249	1,231	1,239	1,226	1,145
Occupancy	222	210	215	215	221
Equipment	251	254	246	240	234
Marketing	55	60	72	61	54
Other	625	686	622	618	627

Total noninterest expense	2,402	2,441	2,394	2,360	2,281

Income before income taxes and noncontrolling interests	1,394	1,366	1,348	1,307	1,232
Income taxes	320	319	342	318	289

Net income	1,074	1,047	1,006	989	943

Less: Net income (loss) attributable to noncontrolling interests	17	22	18	23	19
Preferred stock dividends (b)	63	42	63	42	63
Preferred stock discount accretion and redemptions	21	1	1	1	2

Net income attributable to common shareholders	$973	$982	$924	$923	$859

Earnings Per Common Share
Basic	$1.99	$2.01	$1.87	$1.84	$1.70
Diluted	$1.96	$1.97	$1.84	$1.82	$1.68

Average Common Shares Outstanding
Basic	487	487	490	497	501
Diluted	492	494	496	503	507

Efficiency	62%	63%	63%	62%	62%
Noninterest income to total revenue	44%	45%	45%	45%	43%
Effective tax rate (c)	23.0%	23.4%	25.4%	24.3%	23.5%

(a)	Includes net gains (losses) on sales of securities of $(2) million, $(4) million, $7 million, $4 million, and $9 million for the quarters ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.
(b)	Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.
(c)	The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

In millions, except par value	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Assets
Cash and due from banks	$5,003	$4,879	$4,531	$4,196	$3,861
Interest-earning deposits with banks (a)	27,877	25,711	27,058	26,750	29,478
Loans held for sale (b)	1,414	2,504	2,053	2,296	1,541
Investment securities - available for sale	59,339	60,104	61,941	56,884	57,415
Investment securities - held to maturity	17,093	15,843	16,573	14,917	15,154
Loans (b)	212,826	210,833	210,446	209,056	207,485
Allowance for loan and lease losses	(2,561)	(2,589)	(2,619)	(2,685)	(2,711)

Net loans	210,265	208,244	207,827	206,371	204,774
Equity investments (c)	10,900	10,728	10,605	10,469	10,391
Mortgage servicing rights	1,867	1,758	1,293	1,222	1,323
Goodwill	9,103	9,103	9,103	9,103	9,103
Other (b)	28,083	27,506	28,364	29,127	27,945

Total assets	$370,944	$366,380	$369,348	$361,335	$360,985

Liabilities
Deposits
Noninterest-bearing	$79,246	$80,230	$82,159	$77,866	$78,151
Interest-bearing	181,464	176,934	177,736	171,912	172,208

Total deposits	260,710	257,164	259,895	249,778	250,359
Borrowed funds
Federal Home Loan Bank borrowings	19,549	17,549	17,050	18,055	19,058
Bank notes and senior debt	23,745	22,972	22,431	23,588	21,594
Subordinated debt	6,889	8,009	8,708	8,764	8,707
Other (b)	4,879	4,176	3,352	4,164	4,819

Total borrowed funds	55,062	52,706	51,541	54,571	54,178
Allowance for unfunded loan commitments and letters of credit	305	301	310	303	282
Accrued expenses and other liabilities	8,964	9,355	10,757	9,984	9,838

Total liabilities	325,041	319,526	322,503	314,636	314,657

Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,709	2,709	2,709	2,709	2,708
Capital surplus	16,275	16,651	16,159	16,108	16,039
Retained earnings	32,372	31,670	30,958	30,309	29,642
Accumulated other comprehensive income (loss)	(279)	(265)	646	736	532
Common stock held in treasury at cost: 57, 57, 54, 49 and 43 shares	(5,323)	(5,066)	(4,765)	(4,304)	(3,791)

Total shareholders’ equity	45,754	45,699	45,707	45,558	45,130
Noncontrolling interests	149	1,155	1,138	1,141	1,198

Total equity	45,903	46,854	46,845	46,699	46,328

Total liabilities and equity	$370,944	$366,380	$369,348	$361,335	$360,985

(a)	Amounts include balances held with the Federal Reserve Bank of Cleveland of $27.5 billion, $25.1 billion, $26.6 billion, $26.3 billion and $29.0 billion as of March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, respectively.
(b)	Amounts include assets and liabilities for which PNC has elected the fair value option. Our 2016 Form 10-K included, and our first quarter 2017 Form 10-Q will include, additional information regarding these items.
(c)	Amounts include our equity interest in BlackRock.
(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)

	Three months ended
In millions	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$26,385	$26,374	$25,825	$24,856	$24,696
Non-agency	3,127	3,303	3,490	3,728	3,936
Commercial mortgage-backed	5,919	6,283	6,276	6,335	6,586
Asset-backed	5,992	5,977	5,823	5,672	5,486
U.S. Treasury and government agencies	13,101	12,805	9,929	9,673	9,936
Other	5,293	5,237	5,166	5,004	4,847

Total securities available for sale	59,817	59,979	56,509	55,268	55,487
Securities held to maturity
Residential mortgage-backed	11,852	11,465	10,521	10,215	9,906
Commercial mortgage-backed	1,458	1,532	1,666	1,755	1,821
Asset-backed	556	585	702	708	715
U.S. Treasury and government agencies	529	444	264	262	259
Other	2,041	2,030	1,983	1,986	2,081

Total securities held to maturity	16,436	16,056	15,136	14,926	14,782

Total investment securities	76,253	76,035	71,645	70,194	70,269
Loans
Commercial	103,084	101,880	100,320	99,991	99,068
Commercial real estate	29,178	29,247	29,034	28,659	27,967
Equipment lease financing	7,497	7,398	7,463	7,570	7,420
Consumer	56,843	57,164	57,163	57,467	58,212
Residential real estate	15,651	15,193	14,870	14,643	14,517

Total loans	212,253	210,882	208,850	208,330	207,184
Interest-earning deposits with banks	24,192	25,245	28,063	26,463	25,533
Other interest-earning assets	8,395	7,983	8,174	7,449	7,764

Total interest-earning assets	321,093	320,145	316,732	312,436	310,750
Noninterest-earning assets	45,323	46,041	47,138	46,554	45,163

Total assets	$366,416	$366,186	$363,870	$358,990	$355,913

Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$63,921	$67,271	$70,076	$72,442	$76,392
Demand	56,797	55,223	53,428	52,218	49,770
Savings	39,095	35,224	31,791	28,131	23,343
Time deposits	17,058	18,409	18,910	19,056	19,318

Total interest-bearing deposits	176,871	176,127	174,205	171,847	168,823
Borrowed funds
Federal Home Loan Bank borrowings	20,416	17,465	17,524	18,716	19,855
Bank notes and senior debt	22,992	21,653	22,896	22,375	20,690
Subordinated debt	7,102	8,287	8,356	8,336	8,317
Other	4,432	4,127	4,205	4,206	4,764

Total borrowed funds	54,942	51,532	52,981	53,633	53,626

Total interest-bearing liabilities	231,813	227,659	227,186	225,480	222,449
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	78,050	80,925	78,303	75,775	77,306
Accrued expenses and other liabilities	10,081	10,828	11,855	11,390	10,255
Equity	46,472	46,774	46,526	46,345	45,903

Total liabilities and equity	$366,416	$366,186	$363,870	$358,990	$355,913

(a)	Calculated using average daily balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited) (a)

	Three months ended
	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.57%	2.30%	2.39%	2.46%	2.57%
Non-agency	5.59%	5.18%	5.06%	4.79%	4.45%
Commercial mortgage-backed	2.35%	2.25%	2.47%	2.94%	2.79%
Asset-backed	2.50%	2.39%	2.31%	2.32%	2.19%
U.S. Treasury and government agencies	1.66%	1.41%	1.33%	1.50%	1.55%
Other	2.93%	2.97%	2.99%	3.02%	2.99%
Total securities available for sale	2.53%	2.33%	2.42%	2.54%	2.55%
Securities held to maturity
Residential mortgage-backed	2.79%	2.52%	2.71%	2.81%	3.02%
Commercial mortgage-backed	3.50%	4.12%	3.51%	3.61%	3.53%
Asset-backed	2.21%	2.29%	1.99%	1.91%	1.84%
U.S. Treasury and government agencies	3.07%	3.25%	3.81%	3.79%	3.80%
Other	5.34%	5.35%	6.58%	5.40%	5.35%
Total securities held to maturity	3.16%	3.04%	3.29%	3.22%	3.37%
Total investment securities	2.67%	2.48%	2.60%	2.68%	2.72%
Loans
Commercial	3.24%	3.11%	3.05%	3.08%	3.08%
Commercial real estate	3.27%	3.30%	3.23%	3.16%	3.51%
Equipment lease financing	3.34%	3.33%	4.06%	3.44%	3.40%
Consumer	4.47%	4.35%	4.32%	4.28%	4.29%
Residential real estate	4.55%	4.64%	4.60%	4.84%	4.74%
Total loans	3.67%	3.59%	3.57%	3.56%	3.60%
Interest-earning deposits with banks	.81%	.56%	.50%	.51%	.50%
Other interest-earning assets	3.54%	3.80%	3.23%	3.59%	3.62%
Total yield on interest-earning assets	3.22%	3.09%	3.07%	3.10%	3.15%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.23%	.21%	.19%	.20%	.22%
Demand	.10%	.08%	.08%	.08%	.07%
Savings	.42%	.42%	.40%	.39%	.39%
Time deposits	.69%	.66%	.66%	.66%	.65%
Total interest-bearing deposits	.28%	.26%	.25%	.24%	.25%
Borrowed funds
Federal Home Loan Bank borrowings	1.09%	1.01%	.86%	.80%	.68%
Bank notes and senior debt	1.85%	1.55%	1.50%	1.62%	1.66%
Subordinated debt	3.49%	3.05%	3.06%	3.26%	3.29%
Other	1.36%	1.41%	1.41%	1.39%	1.24%
Total borrowed funds	1.74%	1.60%	1.53%	1.57%	1.51%
Total rate on interest-bearing liabilities	.62%	.56%	.54%	.56%	.55%

Interest rate spread	2.60%	2.53%	2.53%	2.54%	2.60%
Impact of noninterest-bearing sources (b)	.17	.16	.15	.16	.15

Net interest margin	2.77%	2.69%	2.68%	2.70%	2.75%

(a)	Calculated as annualized taxable-equivalent net interest income divided by average earning assets. To provide more meaningful comparisons of net interest yields for all earning assets, interest income includes the effects of taxable-equivalent adjustments using a statutory federal income tax rate of 35% to increase tax-exempt interest income to a taxable-equivalent basis. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, were $52 million, $50 million, $49 million, $48 million and $48 million, respectively.
(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)

	Three months ended
In millions, except per share data	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Basic
Net income	$1,074	$1,047	$1,006	$989	$943
Less:
Net income (loss) attributable to noncontrolling interests	17	22	18	23	19
Preferred stock dividends	63	42	63	42	63
Preferred stock discount accretion and redemptions	21	1	1	1	2

Net income attributable to common shareholders	973	982	924	923	859
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	6	7	7	6	6

Net income attributable to basic common shares	$967	$975	$917	$917	$853
Basic weighted-average common shares outstanding	487	487	490	497	501
Basic earnings per common share	$1.99	$2.01	$1.87	$1.84	$1.70
Diluted
Net income attributable to basic common shares	$967	$975	$917	$917	$853
Less: Impact of BlackRock earnings per share dilution	4	2	4	3	3

Net income attributable to diluted common shares	$963	$973	$913	$914	$850
Basic weighted-average common shares outstanding	487	487	490	497	501
Dilutive potential common shares	5	7	6	6	6

Diluted weighted-average common shares outstanding	492	494	496	503	507
Diluted earnings per common share	$1.96	$1.97	$1.84	$1.82	$1.68

(a)	Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

In millions	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Commercial lending
Commercial
Manufacturing	$20,054	$18,891	$19,813	$19,665	$20,104
Retail/wholesale trade	17,446	16,752	17,211	16,786	16,736
Service providers	14,185	14,707	14,159	14,258	14,141
Real estate related (a)	11,690	11,920	12,045	11,965	12,153
Health care	9,603	9,491	9,148	9,092	9,106
Financial services	7,710	7,241	7,203	7,400	6,084
Other industries	23,077	22,362	21,933	21,396	20,992

Total commercial	103,765	101,364	101,512	100,562	99,316

Commercial real estate	29,435	29,010	29,273	28,840	28,230
Equipment lease financing	7,462	7,581	7,378	7,620	7,584

Total commercial lending	140,662	137,955	138,163	137,022	135,130

Consumer lending
Home equity	29,577	29,949	30,432	30,883	31,458
Residential real estate	15,781	15,598	15,141	14,799	14,672
Credit card	5,112	5,282	5,029	4,896	4,746
Other consumer
Automobile	12,337	12,380	11,898	11,449	11,177
Education	4,974	5,159	5,337	5,482	5,701
Other	4,383	4,510	4,446	4,525	4,601

Total consumer lending	72,164	72,878	72,283	72,034	72,355

Total loans	$212,826	$210,833	$210,446	$209,056	$207,485

(a)	Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowances for Loan and Lease Losses (Unaudited)

Table 7: Change in Allowance for Loan and Lease Losses

Three months ended - in millions	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Beginning balance	$2,589	$2,619	$2,685	$2,711	$2,727
Gross charge-offs:
Commercial	(53)	(61)	(107)	(86)	(78)
Commercial real estate	(1)	(4)	(2)	(10)	(10)
Equipment lease financing	(1)	(1)	(1)	(2)	(1)
Home equity	(34)	(28)	(39)	(28)	(48)
Residential real estate	(4)	(3)	(3)		(8)
Credit card	(46)	(39)	(39)	(41)	(42)
Other consumer	(59)	(58)	(52)	(46)	(49)

Total gross charge-offs	(198)	(194)	(243)	(213)	(236)
Recoveries:
Commercial	24	30	26	28	33
Commercial real estate	7	14	12	13	12
Equipment lease financing	1	1	7	1	1
Home equity	20	21	25	17	21
Residential real estate	4	2	2	2	3
Credit card	5	5	5	5	4
Other consumer	19	15	12	13	13

Total recoveries	80	88	89	79	87
Net (charge-offs) / recoveries:
Commercial	(29)	(31)	(81)	(58)	(45)
Commercial real estate	6	10	10	3	2
Equipment lease financing			6	(1)
Home equity	(14)	(7)	(14)	(11)	(27)
Residential real estate		(1)	(1)	2	(5)
Credit card	(41)	(34)	(34)	(36)	(38)
Other consumer	(40)	(43)	(40)	(33)	(36)

Total net charge-offs	(118)	(106)	(154)	(134)	(149)
Provision for credit losses	88	67	87	127	152
Other	6		8	2	2
Net change in allowance for unfunded loan commitments and letters of credit	(4)	9	(7)	(21)	(21)

Ending balance	$2,561	$2,589	$2,619	$2,685	$2,711

Supplemental Information
Net charge-offs to average loans (for the three months ended)
(annualized)	.23%	.20%	.29%	.26%	.29%
Allowance for loan and lease losses to total loans	1.20	1.23	1.24	1.28	1.31
Commercial lending net charge-offs	$(23)	$(21)	$(65)	$(56)	$(43)
Consumer lending net charge-offs	(95)	(85)	(89)	(78)	(106)

Total net charge-offs	$(118)	$(106)	$(154)	$(134)	$(149)
Net charge-offs to average loans
Commercial lending	.07%	.06%	.19%	.17%	.13%
Consumer lending	.53%	.47%	.49%	.44%	.59%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Nonperforming Assets (Unaudited)

Table 8: Nonperforming Assets by Type

In millions	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$106	$87	$59	$80	$50
Manufacturing	41	31	43	69	83
Service providers	44	40	43	69	76
Real estate related (a)	28	47	68	73	36
Financial services		1	1	1	1
Health care	23	30	22	26	32
Other industries	158	260	285	288	274

Total commercial	400	496	521	606	552

Commercial real estate	137	143	152	143	160
Equipment lease financing	12	16	18	19	20

Total commercial lending	549	655	691	768	732

Consumer lending (b)
Home equity	900	914	895	926	957
Residential real estate	473	501	502	513	536
Credit card	4	4	4	4	4
Other consumer
Automobile	61	55	41	38	37
Education and other	11	15	13	15	15

Total consumer lending	1,449	1,489	1,455	1,496	1,549

Total nonperforming loans (c)(d)	1,998	2,144	2,146	2,264	2,281

OREO and foreclosed assets	214	230	229	251	271

Total nonperforming assets	$2,212	$2,374	$2,375	$2,515	$2,552

Nonperforming loans to total loans	.94%	1.02%	1.02%	1.08%	1.10%
Nonperforming assets to total loans, OREO and foreclosed assets	1.04%	1.12%	1.13%	1.20%	1.23%
Nonperforming assets to total assets	.60%	.65%	.64%	.70%	.71%
Allowance for loan and lease losses to nonperforming loans	128%	121%	122%	119%	119%

(a)	Includes loans related to customers in the real estate and construction industries.
(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.
(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.
(d)	The recorded investment of loans collateralized by residential real estate property that are in process of foreclosure was $.4 billion, $.4 billion, $.4 billion, $.4 billion and $.5 billion at March 31, 2017, December 31, 2016, September 30, 2016, June 30, 2016 and March 31, 2016, which included $.2 billion of loans that are government insured/guaranteed at March 31, 2017 and December 31, 2016 and $.3 billion for all remaining periods presented.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited) (Continued)

Table 9: Change in Nonperforming Assets

In millions	January 1, 2017 - March 31, 2017	October 1, 2016 - December 31, 2016	July 1, 2016 - September 30, 2016	April 1, 2016 - June 30, 2016	January 1, 2016 - March 31, 2016
Beginning balance	$2,374	$2,375	$2,515	$2,552	$2,425
New nonperforming assets	330	518	370	405	542
Charge-offs and valuation adjustments	(150)	(132)	(153)	(158)	(161)
Principal activity, including paydowns and payoffs	(228)	(279)	(171)	(149)	(98)
Asset sales and transfers to loans held for sale	(42)	(57)	(113)	(76)	(90)
Returned to performing status	(72)	(51)	(73)	(59)	(66)

Ending balance	$2,212	$2,374	$2,375	$2,515	$2,552

Table 10: Largest Individual Nonperforming Assets at March 31, 2017 (a)

In millions
Ranking	Outstandings	Industry
1	$51	Wholesale Trade
2	45	Mining, Quarrying, Oil and Gas Extraction
3	26	Mining, Quarrying, Oil and Gas Extraction
4	23	Mining, Quarrying, Oil and Gas Extraction
5	20	Transportation and Warehousing
6	19	Mining, Quarrying, Oil and Gas Extraction
7	13	Real Estate, Rental and Leasing
8	12	Real Estate, Rental and Leasing
9	12	Manufacturing
10	11	Construction

Total	$232

As a percent of total nonperforming assets 10%

(a)	Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Accruing Loans Past Due (Unaudited)

Table 11: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016
Commercial	$62	$81	$64	$61	$85	.06%	.08%	.06%	.06%	.09%
Commercial real estate	15	5	26	5	6	.05%	.02%	.09%	.02%	.02%
Equipment lease financing	19	29	1	1	21	.25%	.38%	.01%	.01%	.28%
Home equity	57	64	55	63	57	.19%	.21%	.18%	.20%	.18%
Residential real estate
Non government insured	62	103	60	71	77	.39%	.66%	.40%	.48%	.52%
Government insured	60	56	50	57	62	.38%	.36%	.33%	.39%	.42%
Credit card	32	33	28	25	25	.63%	.62%	.56%	.51%	.53%
Other consumer
Automobile	35	51	38	38	33	.28%	.41%	.32%	.33%	.30%
Education and other
Non government insured	22	37	28	33	24	.24%	.38%	.29%	.33%	.23%
Government insured	94	103	104	110	116	1.00%	1.07%	1.06%	1.10%	1.13%

Total	$458	$562	$454	$464	$506	.22%	.27%	.22%	.22%	.24%

Table 12: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016
Commercial	$29	$20	$24	$34	$18	.03%	.02%	.02%	.03%	.02%
Commercial real estate	6	2	1	11	1	.02%	.01%	.00%	.04%	.00%
Equipment lease financing		1	2	4			.01%	.03%	.05%
Home equity	23	30	27	27	27	.08%	.10%	.09%	.09%	.09%
Residential real estate
Non government insured	23	18	20	18	17	.15%	.12%	.13%	.12%	.12%
Government insured	54	50	51	47	44	.34%	.32%	.34%	.32%	.30%
Credit card	21	21	19	17	17	.41%	.40%	.38%	.35%	.36%
Other consumer
Automobile	10	12	11	10	8	.08%	.10%	.09%	.09%	.07%
Education and other
Non government insured	11	12	13	11	13	.12%	.12%	.13%	.11%	.13%
Government insured	50	66	68	64	64	.53%	.68%	.70%	.64%	.62%

Total	$227	$232	$236	$243	$209	.11%	.11%	.11%	.12%	.10%

Table 13: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
Dollars in millions	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016	Mar. 31 2017	Dec. 31 2016	Sept. 30 2016	Jun. 30 2016	Mar. 31 2016
Commercial	$40	$39	$37	$38	$39	.04%	.04%	.04%	.04%	.04%
Residential real estate
Non government insured	10	24	18	23	23	.06%	.15%	.12%	.16%	.16%
Government insured	422	476	478	466	483	2.67%	3.05%	3.16%	3.15%	3.29%
Credit card	37	37	31	30	32	.72%	.70%	.62%	.61%	.67%
Other consumer
Automobile	5	5	4	3	3	.04%	.04%	.03%	.03%	.03%
Education and other
Non government insured	9	10	9	10	9	.10%	.10%	.09%	.10%	.09%
Government insured	176	191	189	184	193	1.88%	1.98%	1.93%	1.84%	1.87%

Total	$699	$782	$766	$754	$782	.33%	.37%	.36%	.36%	.38%

(a)	Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, investment management and cash management products and services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Our mortgage servicing operation performs all functions related to servicing residential mortgage loans for investors and for loans we own. Brokerage, investment management and cash management products and services include managed accounts, education accounts, retirement accounts and trust and estate services.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are generally provided within our primary geographic markets, with certain products and services offered nationally and internationally.

Asset Management Group includes personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including wealth strategy, investment management, private banking, tax and estate planning guidance, performance reporting and personal administration services to ultra high net worth families. Institutional asset management provides advisory, custody administration and retirement administration services. The business also offers PNC proprietary mutual funds and investment strategies. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, primarily located in our geographic footprint.

BlackRock, in which we hold an equity investment, is a leading publicly traded investment management firm providing a broad range of investment and risk management services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics and advisory services and solutions to a broad base of institutional investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At March 31, 2017, our economic interest in BlackRock was 22%.

Table 14: Period End Employees (a)

	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Full-time employees
Retail Banking	27,698	27,595	27,563	27,605	27,895
Other full-time employees	21,973	21,765	21,688	21,409	21,339

Total full-time employees	49,671	49,360	49,251	49,014	49,234

Part-time employees
Retail Banking	2,385	2,352	2,452	2,710	2,784
Other part-time employees	299	294	340	666	362

Total part-time employees	2,684	2,646	2,792	3,376	3,146

Total	52,355	52,006	52,043	52,390	52,380

(a)	Effective for the first quarter of 2017, as a result of changes to how we manage our businesses, we realigned our segments and, accordingly, have changed the basis of presentation of our segments, resulting in four reportable business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group and BlackRock. All prior periods presented were revised to conform to the new segment alignment.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Table 15: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended
In millions	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Income
Retail Banking	$213	$228	$224	$328	$243
Corporate & Institutional Banking	484	545	509	457	398
Asset Management Group	47	55	58	48	49
Other, including BlackRock (c)	330	219	215	156	253

Net income	$1,074	$1,047	$1,006	$989	$943

Revenue

Retail Banking	$1,724	$1,775	$1,816	$1,858	$1,755
Corporate & Institutional Banking	1,363	1,393	1,352	1,344	1,258
Asset Management Group	289	288	294	289	280
Other, including BlackRock (c)	508	418	367	303	372

Total revenue	$3,884	$3,874	$3,829	$3,794	$3,665

(a)	Effective for the first quarter of 2017, as a result of changes to how we manage our businesses, we realigned our segments and, accordingly, have changed the basis of presentation of our segments, resulting in four reportable business segments: Retail Banking, Corporate & Institutional Banking, Asset Management Group and BlackRock. For purposes of this presentation, we have combined BlackRock with Other. All prior periods presented were revised to conform to the new segment alignment.
(b)	Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors. We periodically refine our internal methodologies as management reporting practices are enhanced. In the first quarter of 2017, we made certain adjustments to our internal funds transfer pricing methodology primarily relating to weighted average lives of certain non-maturity deposits. These changes in methodology affected business segment results, primarily adversely impacting net interest income for Corporate & Institutional Banking and Retail Banking, offset by increased net interest income in Other. All prior periods presented were revised to reflect our change in internal funds transfer pricing methodology.
(c)	Includes earnings and gains or losses related to PNC’s equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Retail Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Income Statement
Net interest income	$1,121	$1,120	$1,136	$1,133	$1,122
Noninterest income	603	655	680	725	633

Total revenue	1,724	1,775	1,816	1,858	1,755
Provision for credit losses	71	87	102	36	72
Noninterest expense	1,315	1,328	1,359	1,305	1,299

Pretax earnings	338	360	355	517	384
Income taxes	125	132	131	189	141

Earnings	$213	$228	$224	$328	$243

Average Balance Sheet
Loans held for sale	$843	$1,060	$1,050	$855	$801
Loans
Consumer
Home equity	$25,601	$25,768	$26,005	$26,308	$26,743
Automobile	12,146	11,868	11,353	10,978	10,787
Education	5,131	5,289	5,454	5,642	5,865
Credit cards	5,121	5,099	4,943	4,788	4,722
Other	1,756	1,762	1,781	1,792	1,823

Total consumer	49,755	49,786	49,536	49,508	49,940
Commercial and commercial real estate	11,006	11,082	11,201	11,562	11,801
Residential mortgage	11,688	11,169	10,798	10,486	10,268

Total loans	$72,449	$72,037	$71,535	$71,556	$72,009
Total assets	$87,109	$86,133	$85,789	$85,348	$86,213

Deposits
Noninterest-bearing demand	$29,010	$29,422	$28,871	$28,165	$26,980
Interest-bearing demand	40,649	39,170	38,494	38,850	37,815
Money market	39,321	41,009	43,155	45,983	49,336
Savings	35,326	32,111	29,268	26,128	21,780
Certificates of deposit	13,735	14,150	14,601	15,018	15,320

Total deposits	$158,041	$155,862	$154,389	$154,144	$151,231

Performance Ratios
Return on average assets	.99%	1.05%	1.04%	1.54%	1.14%
Noninterest income to total revenue	35%	37%	37%	39%	36%
Efficiency	76%	75%	75%	70%	74%

(a)	See note (a) on page 11.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (Continued)

	Three months ended
Dollars in millions, except as noted	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Supplemental Noninterest Income Information
Consumer services	$250	$269	$267	$271	$254
Brokerage	$76	$73	$73	$74	$75
Residential mortgage	$113	$142	$160	$165	$100
Service charges on deposits	$154	$165	$168	$155	$151

Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$130	$125	$126	$126	$125
Serviced portfolio acquisitions	$8	$3	$5	$6	$5
MSR asset value (b)	$1.3	$1.2	$.8	$.8	$.9
MSR capitalization value (in basis points) (b)	97	94	65	61	69
Servicing income: (in millions)
Servicing fees, net (c)	$52	$42	$45	$50	$55
Mortgage servicing rights valuation, net of economic hedge	$12	$35	$30	$35	$(8)
Residential mortgage loan statistics
Loan origination volume (in billions)	$1.9	$3.0	$3.1	$2.6	$1.9
Loan sale margin percentage	2.96%	2.79%	3.33%	3.42%	3.21%
Percentage of originations represented by:
Purchase volume (d)	43%	33%	41%	48%	40%
Refinance volume	57%	67%	59%	52%	60%

Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	52%	51%	50%	48%	47%
Digital consumer customers (f)	61%	60%	59%	57%	56%
Credit-related statistics
Nonperforming assets	$1,209	$1,257	$1,220	$1,255	$1,298
Net charge-offs	$100	$90	$89	$74	$97
Other statistics
ATMs	8,976	9,024	9,045	8,993	8,940
Branches (g)	2,508	2,520	2,600	2,601	2,613
Universal branches (h)	527	526	475	467	362
Brokerage account client assets (in billions) (i)	$46	$44	$44	$44	$43

(a)	Represents mortgage loan servicing balances for third parties and the related income.
(b)	Presented as of period end, except for customer-related statistics which are quarterly averages, and net charge-offs, which are for the three months ended.
(c)	Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan prepayments and loans that were paid down or paid off during the period.
(d)	Mortgages with borrowers as part of residential real estate purchase transactions.
(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.
(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.
(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.
(h)	Included in total branches, represents branches operating under our Universal model.
(i)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended
Dollars in millions	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Income Statement
Net interest income	$839	$864	$826	$805	$817
Noninterest income	524	529	526	539	441

Total revenue	1,363	1,393	1,352	1,344	1,258
Provision for credit losses (benefit)	25	(3)	8	70	102
Noninterest expense	584	567	565	557	533

Pretax earnings	754	829	779	717	623
Income taxes	270	284	270	260	225

Earnings	$484	$545	$509	$457	$398

Average Balance Sheet
Loans held for sale	$1,116	$965	$994	$801	$708
Loans
Commercial	$92,116	$90,816	$89,146	$88,426	$87,324
Commercial real estate	27,091	27,124	26,990	26,630	25,959
Equipment lease financing	7,497	7,398	7,463	7,570	7,420

Total commercial lending	126,704	125,338	123,599	122,626	120,703
Consumer	331	352	399	445	503

Total loans	$127,035	$125,690	$123,998	$123,071	$121,206
Total assets	$142,592	$142,325	$141,550	$140,056	$137,270

Deposits
Noninterest-bearing demand	$47,423	$49,772	$47,801	$45,984	$48,715
Money market	21,086	22,569	23,068	22,230	22,298
Interest-bearing demand and other	15,391	16,190	15,116	13,036	11,391

Total deposits	$83,900	$88,531	$85,985	$81,250	$82,404

Performance Ratios
Return on average assets	1.38%	1.52%	1.43%	1.31%	1.18%
Noninterest income to total revenue	38%	38%	39%	40%	35%
Efficiency	43%	41%	42%	41%	42%

Other Information
Commercial loan servicing portfolio (in billions) (b) (c)	$490	$487	$461	$459	$453
Consolidated revenue from: (d)
Treasury Management (e)	$359	$358	$347	$328	$315
Capital Markets (e)	$247	$208	$213	$235	$152
Commercial mortgage banking activities
Commercial mortgage loans held for sale (f)	$13	$50	$27	$24	$26
Commercial mortgage loan servicing income (g)	58	62	62	62	62
Commercial mortgage servicing rights valuation, net of economic hedge (h)	16	22	1	20	1

Total	$87	$134	$90	$106	$89
Average Loans (by C&IB business)
Corporate Banking	$53,839	$52,920	$51,904	$51,189	$49,533
Real Estate	37,136	37,262	36,721	36,193	35,784
Business Credit	14,839	14,741	14,772	14,865	14,672
Equipment Finance	12,478	12,096	11,771	11,784	11,652
Commercial Banking	7,041	6,914	7,074	7,269	7,384
Other	1,702	1,757	1,756	1,771	2,181

Total average loans	$127,035	$125,690	$123,998	$123,071	$121,206
Net carrying amount of commercial mortgage servicing rights (c)	$606	$576	$473	$448	$460
Credit-related statistics:
Nonperforming assets (c)	$546	$691	$712	$802	$760
Net charge-offs	$21	$17	$65	$60	$38

(a)	See note (a) on page 11.
(b)	Represents loans serviced for PNC and others.
(c)	Presented as of period end.
(d)	Represents consolidated PNC amounts.
(e)	Includes amounts reported in net interest income, corporate service fees and other noninterest income.
(f)	Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, origination fees, and gains on sale of loans held for sale and net interest income on loans held for sale.
(g)	Includes net interest income and noninterest income, primarily in corporate services fees, from loan servicing and ancillary services, net of changes in fair value on commercial mortgage servicing rights due to time and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.
(h)	Includes amounts reported in corporate service fees.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Asset Management Group (Unaudited) (a)

	Three months ended
Dollars in millions, except as noted	March 31 2017	December 31 2016	September 30 2016	June 30 2016	March 31 2016
Income Statement
Net interest income	$71	$73	$74	$76	$77
Noninterest income	218	215	220	213	203

Total revenue	289	288	294	289	280
Provision for credit losses (benefit)	(2)	(6)	(3)	6	(3)
Noninterest expense	217	207	206	206	206

Pretax earnings	74	87	91	77	77
Income taxes	27	32	33	29	28

Earnings	$47	$55	$58	$48	$49

Average Balance Sheet
Loans
Consumer	$5,113	$5,266	$5,350	$5,501	$5,630
Commercial and commercial real estate	728	738	721	769	788
Residential mortgage	1,190	1,137	1,069	1,023	1,003

Total loans	$7,031	$7,141	$7,140	$7,293	$7,421
Total assets	$7,476	$7,597	$7,588	$7,756	$7,887

Deposits
Noninterest-bearing demand	$1,433	$1,497	$1,426	$1,393	$1,407
Interest-bearing demand	3,829	3,844	3,845	4,085	4,280
Money market	3,500	3,682	3,850	4,229	4,758
Savings	3,768	3,113	2,524	2,002	1,563
Other	246	272	275	279	275

Total deposits	$12,776	$12,408	$11,920	$11,988	$12,283

Performance Ratios
Return on average assets	2.55%	2.87%	3.03%	2.48%	2.52%
Noninterest income to total revenue	75%	75%	75%	74%	73%
Efficiency	75%	72%	70%	71%	74%

Other Information
Nonperforming assets (b)	$51	$53	$51	$48	$54
Net charge-offs	$1	$2	$1	$2	$4

Client Assets Under Administration (in billions) (b) (c) (d)
Discretionary client assets under management	$141	$137	$138	$135	$135
Nondiscretionary client assets under administration	123	120	119	117	118

Total	$264	$257	$257	$252	$253

Discretionary client assets under management
Personal	$87	$85	$85	$84	$84
Institutional	54	52	53	51	51

Total	$141	$137	$138	$135	$135

Equity	$71	$68	$67	$66	$66
Fixed income	50	49	49	47	45
Liquidity/Other	20	20	22	22	24

Total	$141	$137	$138	$135	$135

(a)	See note (a) on page 11.
(b)	As of period end.
(c)	Excludes brokerage account client assets.
(d)	Effective for the first quarter of 2017, we have adjusted nondiscretionary client assets under administration for prior periods to remove assets which, as a result of certain investment advisory services performed by one of our registered investment advisors, were previously reported as both discretionary client assets under management and nondiscretionary client assets under administration. Effective for the first quarter of 2017, these amounts are only reported as discretionary assets under management. Prior periods were adjusted to remove approximately $9 billion, $9 billion, $9 billion and $7 billion as of December 31, 2016, September 30, 2016, June 30, 2016, and March 31, 2016 previously included in nondiscretionary assets under administration. In addition, effective for the first quarter of 2017, we have refined our methodologies for allocating discretionary client assets under management by asset type. As a result, we have updated the presentation of discretionary client assets under management by asset type for prior periods presented.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Glossary of Terms

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and previously held as available for sale, plus accumulated other comprehensive income for pension and other postretirement benefit plans, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders’ equity less the liquidation value of preferred stock.

Credit valuation adjustment (CVA) - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

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Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan’s collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under the fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO, foreclosed and other assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

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Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO), foreclosed and other assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed and other assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest income - The interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Transitional Basel III common equity - Common equity calculated under Basel III using phased in definitions and deductions applicable to us during the related presentation period.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.